UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	000-18730	87-0472109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Columbus Circle, Floor 15, New York, NY 10019

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 15, 2026, DarkPulse, Inc., a Delaware corporation (the “Company”), entered into an Engagement Agreement (the “Engagement Agreement”) with Independent Investment Bankers, Corp., a broker-dealer, Member FINRA/SIPC, doing business in Texas as IIB Corp. (“IIB”), pursuant to which the Company engaged IIB, acting through certain registered investment bankers associated with Energy & Industrial Advisory Partners LLC (“EIAP” and, together with IIB, the “Advisors”), to serve as the Company’s buy-side financial advisor in connection with one or more potential merger and acquisition transactions (each, a “Transaction”).

Under the Engagement Agreement, IIB, supervised representatives associated with EIAP, and EIAP will, on a reasonable best-efforts basis only, consult with and advise the Company with respect to identifying, evaluating and structuring a potential buy-side transaction, including, as appropriate or reasonably requested by the Company, (i) reviewing a potential target’s financial condition, operations, competitive environment, prospects and other related matters, (ii) reviewing information packages or confidential information memoranda prepared by sellers and/or their advisors, (iii) evaluating, preparing and transmitting indications of interest regarding a proposed Transaction, (iv) advising the Company as to the structure of a Transaction and (v) providing such other financial advisory and investment banking services reasonably necessary to accomplish the foregoing. The Engagement Agreement does not constitute a commitment by IIB to provide financing and expressly provides that IIB’s and EIAP’s obligations are on a reasonable best-efforts basis only and that no assurance can be given that any Transaction will be consummated.

Upon the successful completion of any M&A Transaction during the term of the Engagement Agreement or during the applicable tail period, the Company will be obligated to pay IIB a transaction success fee (the “Success Fee”) equal to (i) 5% of the aggregate consideration up to $10,000,000, (ii) 4% of the aggregate consideration from $10,000,001 to $30,000,000 and (iii) 3% of the aggregate consideration from $30,000,001 and above, in each case subject to a minimum Success Fee of $500,000, payable in cash or like-kind securities (pro rata as received/paid) upon consummation of the applicable Transaction. For purposes of the Engagement Agreement, “consideration” is broadly defined to include, among other things, the total value of all cash, securities, property, assumed or forgiven indebtedness and other obligations and forms of payment, as well as any earn-out, royalty or similar contingent or deferred payments and certain consulting, employment, non-competition and similar arrangements in connection with an acquisition of the target business or its assets. EIAP has agreed under the Engagement Agreement to waive any ongoing monthly advisory fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: January 16, 2026	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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